Exhibit 21.1

WYNDHAM WORLDWIDE CORPORATION
SUBSIDIARIES OF THE REGISTRANT

				Wholly Owned Direct or
				Indirect Subsidiaries Carrying
				on the Same Line of Business
				as Named Subsidiary
				Operating	Operating in
	Jurisdiction of			in the	Foreign
Name	Organization	Parent	Line of Business	United States	Countries

Wyndham Worldwide Corporation (“WWC”)	Delaware	—
Wyndham Hotel Group, LLC	Delaware	WWC	Lodging	40	27
Group RCI, Inc. (“RCI”)	Delaware	WWC	Exchange/Rental	2	2
RCI General Holdco 2, Inc.	Delaware	RCI	Exchange/Rental	2	22
EMEA Holdings C.V.	Netherlands	RCI (50)% (a)	Exchange/Rental	—	98
Wyndham Vacation Ownership, Inc. (“WVO”)	Delaware	WWC	Vacation Ownership	15	10
Wyndham Vacation Resorts, Inc. (“WVR”)	Delaware	WVO	Vacation Ownership	64	3
Wyndham Consumer Finance, Inc.	Delaware	WVR	Vacation Ownership	15	—
Wyndham Resort Development Corporation	Oregon	WVO	Vacation Ownership	6	13

(a)	Group RCI Subsidiary, LLC (50%)

The names of some subsidiaries of the Company carrying on the same lines of business as other subsidiaries named above have been omitted. Also omitted from the list are the names of other subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Exhibit 21.1
(continued)

WYNDHAM WORLDWIDE CORPORATION
ASSUMED NAMES REPORT

Entity Name	Assumed Name

Wyndham Consumer Finance, Inc.	Assessment Recovery Group
Cendant Timeshare Resort Group—Consumer Finance

Wyndham Hotel Group, LLC	Cendant Hotel Group

Wyndham Resort Development Corporation	Longhollow Point Condominiums
Resort at Angels Camp
Resort at Big Bear
Resort at Grand Lake
Solvang Tours, Activities and Information
Sonoma County Resort
The Lazy River Market
Trendwest
Trendwest Resorts
WorldMark by Wyndham
WorldMark by Wyndham Travel

Wyndham Vacation Resorts, Inc.	Fairfield Branson
Fairfield Durango
Fairfield Homes
Fairfield Lake Tahoe
Fairfield Land Company
Fairfield Las Vegas
Fairfield Resorts
Fairfield Vacation Club
Glade Realty
Harbour Realty
Harbor Timeshare Sales
Mountains Realty
Ocean Breeze Market
Pagosa Lakes Realty
Resort Financial Services
Sapphire Realty
Select Timeshare Realty
Sharp Realty
Travel Reservations Company
Wyndham Ocean Ridge Realty
Wyndham Santa Barbara